Exhibit 10.11

SPONSOR EARNOUT WARRANTS AGREEMENT

TPG PACE SPONSOR, LLC

THIS SPONSOR EARNOUT WARRANTS AGREEMENT, effective as of March 10, 2017 (as it may from time to time be amended, this “Agreement”), is entered into by and between Porto Holdco N.V., a Dutch public limited liability company (naamloze vennootschap) (“Holdco”), and TPG PACE Sponsor, LLC (f/k/a TPACE Sponsor Corp.), a Cayman Islands exempted company (the “Holder”).

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of December 13, 2016, by and among Porto Holdco B.V., a Dutch private limited liability company, Pace Holdings Corp., a Cayman Islands exempted company, New Pace Holdings Corp., a Cayman Islands exempted company, and Playa Hotels & Resorts B.V., a Dutch private limited liability company (as amended on February 6, 2017 and as it may be further amended, restated or otherwise modified from time to time, the “Transaction Agreement”), the Holder is being issued warrants to purchase 2,000,000 warrants, each entitling the Holder to purchase one ordinary share of Holdco (a “Share”) at an exercise price of €0.10 per Share (the “Sponsor Earnout Warrants”).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Sponsor Earnout Warrants.

A. Authorization of the Sponsor Earnout Warrants. Holdco has duly authorized the issuance of the Sponsor Earnout Warrants to the Holder.

B. Issuance of the Sponsor Earnout Warrants.

(i) Prior to the consummation of the Company Merger (as defined in the Transaction Agreement) and in connection with the surrender of 3,750,000 Founder Shares (as defined in the Transaction Agreement) and 7,333,333 Parent Founder Warrants (as defined in the Transaction Agreement) and in accordance with the terms hereof, Holdco is hereby issuing to the Holder 2,000,000 Sponsor Earnout Warrants.

(ii) Upon the occurrence of the Common Share Price (as defined below) being greater than $13.00 (as adjusted for stock splits and reverse stock splits) for a period of more than twenty (20) days out of thirty (30) consecutive trading days after the Closing Date (as defined in the Transaction Agreement) but within five (5) years after the Closing Date (the “Trigger Event”), the Sponsor Earnout Warrants may be exercised by the Holder by surrendering the Sponsor Earnout Warrants together with a Notice of Exercise in the form attached hereto as Exhibit A (each, a “Notice of Exercise”), (a) for cash, at a price of €0.10 per Share for an aggregate purchase price of €200,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to Holdco in accordance with Holdco’s wiring instructions or (b) if the Fair Market Value exceeds the Purchase Price, on a cashless basis, for that number of Shares equal to the quotient obtained by dividing (1) the number of full Shares underlying the Sponsor Earnout Warrants, multiplied by the difference between the Fair Market Value and the Purchase Price, by (2) the Fair Market Value. For the purposes of this Agreement, the term “Fair Market Value” shall mean the average last sale price of the Shares for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which the Notice of Exercise of the Sponsor Earnout Warrants is sent to Holdco.

(iii) Upon receipt by Holdco of the Notice of Exercise, surrender of the Sponsor Earnout Warrants and (a) in the case of an exercise pursuant to Section 1.B(ii)(a), payment of the Purchase Price or (b) in the case of an exercise pursuant to Section 1.B(ii)(b), tendering of the Sponsor Earnout Warrants, Holdco shall issue to the Holder of such Sponsor Earnout Warrants a book-entry position or certificate, as applicable, for the number of full Shares to which Holder is entitled, registered in such name or names as may be directed by Holder, and if such Sponsor Earnout Warrant shall not have been exercised in full, a new book-entry position or countersigned Sponsor Earnout Warrant, as applicable, for the number of shares as to which such Sponsor Earnout Warrant shall not have been exercised; provided, that if the Holder delivers the Notice of Exercise and other items required for delivery of the Shares pursuant to this Section 1(B) on or before the six (6) month anniversary of the Closing Date (as defined in the Transaction Agreement), the Holder agrees that it shall not, on or before the six (6) month anniversary of the Closing Date, (1) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of, directly or indirectly, any of the Shares received pursuant to this Agreement, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Shares, in each case regardless of whether any such transaction above is settled by delivery of Shares or other securities, in cash or otherwise.

(iv) As used herein, “Common Share Price” shall mean the price per Share on the NASDAQ Capital Market (or any other securities market that the Shares are traded or listed on at such time) (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties hereto) as of 4:00 p.m., New York, New York time on such date.

(v) The exchange of Sponsor Earnout Warrants for Shares in an exercise pursuant to Section 1.B(ii)(b) is intended to qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the parties shall not take any position inconsistent therewith unless otherwise required by applicable law.

Section 2. Representations and Warranties of Holdco. As a material inducement to the Holder to enter into this Agreement, Holdco hereby represents and warrants to the Holder that:

A. Organization and Corporate Power. Holdco is a Dutch public limited liability company (naamloze vennootschap) duly incorporated and validly existing under the laws of the Netherlands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of Holdco. Holdco possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Sponsor Earnout Warrants have been duly authorized by Holdco. This Agreement constitutes the valid and binding obligation of Holdco, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Sponsor Earnout Warrants will constitute valid and binding obligations of Holdco, enforceable in accordance with their terms.

(ii) The execution and delivery by Holdco of this Agreement and the Sponsor Earnout Warrants, the issuance and sale of the Sponsor Earnout Warrants, the issuance of the Shares upon exercise of the Sponsor Earnout Warrants and the fulfillment, of and compliance with, the respective terms hereof and thereof by Holdco, do not and will not as of the Closing Date: (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon Holdco’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of Holdco, or any material law, statute, rule or regulation to which Holdco is subject, or any agreement, order, judgment or decree to which Holdco is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, and registration in the register of members of Holdco, the terms hereof, the Shares issuable upon exercise of the Sponsor Earnout Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Holder will have good title to the Sponsor Earnout Warrants and the Shares issuable upon exercise of such Sponsor Earnout Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, under the Transaction Agreement (if any) and the other agreements contemplated hereby and thereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Holder.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by Holdco of this Agreement or the consummation by Holdco of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Holder. As a material inducement to Holdco entering into this Agreement and issuing the Sponsor Earnout Warrants to the Holder, the Holder hereby represents and warrants to Holdco that:

A. Organization and Requisite Authority. The Holder possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of the Holder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Holder of this Agreement and the fulfillment of and compliance with the terms hereof by the Holder does not and shall not as of the Closing Date conflict with or result in a breach by the Holder of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Holder is subject.

C. Investment Representations.

(i) The Holder is acquiring the Sponsor Earnout Warrants and, upon exercise of the Sponsor Earnout Warrants, the Shares issuable upon such exercise (collectively, the “Securities”), for the Holder’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof in violation of the Securities Act (as defined below).

(ii) The Holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.

(iii) The Holder understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that Holdco is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations and warranties of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire such Securities.

(iv) The Holder did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(v) The Holder has been furnished with all materials relating to the business, finances and operations of Holdco and materials relating to the offer and sale of the Securities which have been requested by the Holder. The Holder has been afforded the opportunity to ask questions of the executive officers and directors of Holdco. The Holder understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Holder nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) The Holder understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) neither Holdco nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, except as provided in that certain Registration Rights Agreement, dated as of March 11, 2017, by and among Holdco and the other parties identified therein.

(ii) The Holder has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as Holdco, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Holder has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Holder can afford a complete loss of its investments in the Securities.

Section 4. Termination. This Agreement shall terminate on March 11, 2022.

Section 5. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing (as defined in the Transaction Agreement).

Section 6. Miscellaneous.

A. Assignment. Except as otherwise contemplated by the Transaction Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Holdco (whether by operation of law, merger or otherwise) without the prior written consent of Holder. Subject to Section 1(B)(iii), this Agreement and the rights, interests and obligations hereunder may be assigned by Holder without consent. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 6(A) shall be void.

B. Governing Law; Venue; Waiver of Jury Trial. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any principles of conflicts of law.

(i) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6(C) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY

MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6(B).

C. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:

(i)	if to Holdco, to:

Playa Hotels & Resorts N.V.

c/o Playa Management USA LLC

3950 University Drive, Suite 301

Fairfax, VA 22030

Attention: Bruce D. Wardinski

with a copy to (which copy shall not constitute notice):

Playa Hotels & Resorts N.V.

1560 Sawgrass Corporate Parkway, Suite 310

Fort Lauderdale, FL 33323

Attention: General Counsel

(ii)	if to Holder, to the address set forth on the signature page hereto.

D. Further Assurances. Subject to the terms and conditions of this Agreement, the parties agree to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, at a party’s reasonable request and without further consideration, the other parties shall execute and deliver to such requesting party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as required in order to consummate the transactions contemplated hereby.

E. Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

F. Entire Agreement. No Third-Party Beneficiaries. This Agreement (together with any ancillary agreements and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

G. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

H. Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

I. Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

J. Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

K. Specific Performance. Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party of any provision of this Agreement, each party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

PORTO HOLDCO N.V.

By:	/s/ P.E. Gouveia Fernandes Das Neves
Name:	P.E. Gouveia Fernandes Das Neves
Title:	Executive Director

HOLDER:

TPG PACE SPONSOR, LLC

By:	/s/ Karl Peterson
Name:	Karl Peterson
Title:	President
Address:

[Signature page to Sponsor Earnout Warrants Agreement]

EXHIBIT A

NOTICE OF EXERCISE

The undersigned registered owner of this Sponsor Earnout Warrant irrevocably exercises this Sponsor Earnout Warrant as follows:

☐                      Shares of Holdco, in the case of an exercise pursuant to Section 1.B(ii)(a), tenders herewith payment in cash of the Purchase Price of such Shares in full, together with all applicable transfer taxes, if any.

☐	In the case of an exercise pursuant to Section 1.B(ii)(b), hereby tenders the Sponsor Earnout Warrant with respect to Shares of Holdco.

The Holder requests that the Shares hereby acquired (and any securities or other property issuable upon such exercise) be issued in the name of                                  whose address is                                  and, if such Shares shall not include all of the Shares issuable as provided in the attached Sponsor Earnout Warrant, that a new Sponsor Earnout Warrant (with the same terms) of like tenor and date for the balance of the Shares issuable hereunder be delivered to the undersigned.

(Name of Holder)

(Signature of Holder)

(Street Address)

(City) (State) (Zip Code)